QuickLinks -- Click here to rapidly navigate through this document

Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

Board of Directors and Stockholders
Mountain Valley Spring Company, LLC
    and Subsidiaries
Hot Springs, Arkansas

        We hereby consent to the use in the Prospectus constituting a part of this Registration Statement of our report dated December 2, 2011, except for Notes 2, 3, 6 and 7, as to which the date is February 16, 2012, relating to the consolidated financial statements of Mountain Valley Spring Company, LLC and Subsidiaries, which is contained in that Prospectus.

        We also consent to the reference to us under the caption "Experts" in the Prospectus.

/s/ FROST, PLLC Certified Public Accountants
Little Rock, Arkansas February 16, 2012

QuickLinks

  Exhibit 23.1
Consent of Independent Registered Public Accounting Firm